Exhibit 99.1

FINAL FOR RELEASE

Contact
Jupiter Wellness, Inc.
561-244-7100
investors@jupiterwellness.com

Release Date
August 16, 2022

Jupiter Wellness Reports Second Quarter 2022 Financial Results and Operational Highlights

Minoxidil Booster Licensed to Taisho Pharmaceutical for the Japanese market.

No Stingz Jellyfish Protectant SPF sunscreen launched

$3,000,582 in Revenues for the three months ended June 30, 2022

JUPITER, FL / July 16, 2022 – Jupiter Wellness, Inc. (Nasdaq: JUPW) today announced financial results for the second quarter ended June 30, 2022, and provided an overview of recent operational highlights.

Recent Highlights—Corporate

In June 2022, Jupiter Wellness announced they licensed SULT1A1 minoxidil booster to Taisho Pharmaceutical Co. Ltd (TYO:4581) for the Japanese market. Taisho Pharmaceutical, the largest minoxidil manufacturer, and a leader in hair therapies, in Japan is now planning to support hair loss patients with this breakthrough adjuvant therapy to topical minoxidil. The minoxidil (sulfotransferase enzyme) booster (SULT1A1) was acquired by Jupiter Wellness in an acquisition of assets that included issued patents, patent applications, products, clinical trial results, and licensing agreements from Applied Biology.

In April 2022, Jupiter introduced - NoStingz, sunscreen which in addition to protection against the Sun, it protects against jellyfish and man o’ war stings and sea lice, all while continuing to protect ocean lovers’ from UVA/UVB in a range of SPFs. Jupiter signed a license agreement with Shark Defense Technologies for the exclusive worldwide intellectual property rights to formulas and production methods for jellyfish protective compounds including 4 patents pending.

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Second Quarter 2022 Financial Results

Revenues

We generated $3,000,582 in revenues for the three months ended June 30, 2022 compared to $595,088 revenues in the three months ended June 30, 2021, we are now experiencing a greater demand for our products.

Operating Expenses

We had total operating expenses and other income and expense of $1,945,999 for the three months ended June 30, 2022 compared to $4,332,249 for the three months ended June 30, 2021.

Income/Losses

Net losses were $1,440,856 for the three months ended June 30, 2022 compared to $4,151,074 for the three months ended June 30, 2021.

“I am pleased to report that Jupiter Wellness is on track with its 2022 roadmap. Jupiter finished the first half of 2022 with momentum and our strongest revenue numbers to date” said Brian John, CEO of Jupiter Wellness.”

About Jupiter Wellness

Jupiter Wellness researches, develops, licenses, and sells various products in the wellness field focused on hair, skin, and sexual health. Its PhotocilTM, Minoxidil Booster, and NoStingz are currently sold and licensed to sell in over 30 countries worldwide. For more information, please visit www.JupiterWellness.com.

Media Contact

Phone: 561-244-7100

Email: media@JupiterWellness.com

Investor Contact

Phone: 561-244-7100

Email: investors@jupiterwellness.com

Forward-Looking Statements

This communication contains forward-looking statements regarding Jupiter Wellness, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Jupiter Wellness’ control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Jupiter Wellness, including those described from time to time under the caption “Risk Factors” and elsewhere in Jupiter Wellness’ Securities and Exchange Commission (SEC) filings and reports, including Jupiter Wellness’ Annual Report on Form 10-K for the year ended December 31, 2021, and future filings and reports by Jupiter Wellness. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Jupiter Wellness on its website or otherwise. Jupiter Wellness undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations, or other circumstances that exist after the date on which the forward-looking statements were made.

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